Consent of Independent Registered Public Accounting Firm

Hudson Highland Group, Inc.
New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 8, 2005, relating to the consolidated financial statements, the effectiveness of Hudson Highland Group, Inc.‘s internal control over financial reporting and the schedule of Hudson Highland Group, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ BDO Seidman, LLP
New York, New York

July 27, 2005